Exhibit 21

SUBSIDIARIES OF PREMIER, INC.

Name of Subsidiary                        State/Province of Incorporation

Premier Services, LLC (1)                        Delaware
Premier Healthcare Alliance, L.P. (2)                California
Premier Supply Chain Improvement, Inc. (3)                Delaware
Premier Healthcare Solutions, Inc. (3)                Delaware
Premier Marketplace, LLC (3)                    Delaware
Provider Select LLC (3)                        Delaware
NS3Health, LLC (4)                        Florida
SVS LLC (5)                            Maryland
Commcare Pharmacy FTL, LLC (6)                Florida
Commcare Pharmacy WPB, LLC (6)                Florida
Commcare Pharmacy MIA, LLC (6)                Florida
Commcare Pharmacy NYC, LLC (6)                Florida
NS3 Software Solutions, LLC (6)                    Florida
Meddius, LLC (7)                        Virginia
Premier Insurance Management Services, Inc. (7)            California
Premier Pharmacy Benefit Management, LLC (7)            Delaware
Symmedrx, LLC    (7)                        Kansas
MEMdata, LLC (7)                        Texas
Aperek, Inc. (7)                            North Carolina
TheraDoc, Inc. (7)                        Delaware

(1) Wholly owned by Premier, Inc.
(2) Premier Services, LLC holds an approximately 26% controlling general partnership interest.
(3) Wholly owned by Premier Healthcare Alliance, L.P. (4) Wholly owned by Premier Supply Chain Improvement, Inc., and is d/b/a Commcare Specialty Pharmacy.
(5) Wholly owned by Premier Supply Chain Improvement, Inc.
(6) Wholly owned by NS3Health, LLC.
(7) Wholly owned by Premier Healthcare Solutions, Inc.